UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K/A
(Amendment No. 1)
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported)
September 1, 2021
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Zscaler, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-38413	26-1173892
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S.Employer Identification Number)

120 Holger Way
San Jose, California 95134
(Address of principal executive offices and zip code)
(408) 533-0288
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange of which registered
Common Stock, $0.001 Par Value	ZS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Explanatory Note

Pursuant to Instruction 2 to Item 5.02 of Form 8-K, Zscaler, Inc. (the “Company”) is filing this Amendment No. 1 on Form 8-K/A to amend the Company’s Current Report on Form 8-K, originally filed with the Securities and Exchange Commission on September 8, 2021 (the “Original Filing”), to disclose the subsequent appointment of Eileen Naughton to a committee of the Company’s Board of Directors (the “Board”). Ms. Naughton’s initial appointment to the Board was disclosed in the Original Filing. At the time of the Original Filing, the Board had not determined to which committees, if any, Ms. Naughton would be appointed. Except as stated herein, the Original Filing shall remain in effect.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 1, 2022, the Board appointed Eileen Naughton to serve on the Compensation Committee of the Board.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zscaler, Inc.

August 4, 2022	/s/ Robert Schlossman
Robert Schlossman
Chief Legal Officer and Secretary